Exhibit 99.1

Contact:	Graham Smith – Chief Financial Officer
Robin Goodstein – Investor Relations
Advent Software, Inc.
301 Brannan Street
San Francisco, CA 94107
(415) 543-7696

FOR IMMEDIATE RELEASE

Thursday, July 24, 2003

ADVENT SOFTWARE REPORTS SECOND QUARTER RESULTS

San Francisco, CA - Advent Software, Inc. (NASDAQ: ADVS) today announced that revenue for the second quarter ended June 30, 2003 was $32.8 million, compared with $38.9 million in the same quarter of last year.  Net loss for the quarter was $9.6 million or $0.30 cents per share under GAAP compared with a net loss of $12.1 million or $0.35 cents per share in the same quarter of last year.  Net loss for the second quarter of 2003 includes restructuring charges of $2.7 million which relate to the workforce reduction announced on June 12th.

“When I returned in May, I made it clear that as a management team we are intent on controlling expenses tightly,” said Stephanie DiMarco, Chairman and interim CEO of Advent.  “We still have some substantial challenges ahead of us as well as tough market conditions.  However, I am convinced that if we focus on our core markets, listen to our customers’ needs and have a disciplined approach to execution, we will find opportunities that will allow us to have sustainable growth into the future.”

ADVENT LAUNCHES HEDGE FUND AND FUND ADMINISTRATOR SOLUTIONS

In May Advent launched “Advent for Hedge Fund Managers,” a comprehensive front-to-back solution that provides hedge fund managers with the reliable decision support for today’s investing environment.  Available in two versions, Standard and Premier, the solution is designed to meet the diverse functional and technical requirements of hedge funds and funds of funds of all sizes and strategies. The Standard module uses the industry-standard Axys® portfolio management application to offer accurate equity and fixed-income accounting, flawless P&L measurement and the best reporting tools available in the investment management industry. The Premier module leverages the revolutionary Geneva® portfolio accounting engine to provide comprehensive securities coverage, including swaps and distressed debt. It also includes multidimensional P&L reporting by fund, strategy, trader, analyst and custodian, and it provides unprecedented data accuracy, access and scalability.

Also in the second quarter, Advent launched “Advent for Fund Administrators,” a next-generation solution designed to meet the specialized needs of firms that provide fund administration services to mutual funds, hedge funds and funds of funds. Geneva, the solution’s core, has been enhanced with new fund structure functionality that allows firms to cut Net Asset Values at the class, sub-class or series level, simplifying the processes and accounting typically associated with complex master-feeder and fund of funds structures.

Advent will continue to introduce market-specific solutions that meet the unique needs of the niche markets in financial services. Later in the third quarter Advent will launch “Advent for Asset Managers,” featuring straight-through processing capabilities and added compliance functionality.

GENEVA CAPTURES NEW CLIENTS

Geneva continues to be sold on a stand-alone basis, and  is marketed to global asset managers, prime brokers, hedge funds and fund administrators.  In the second quarter, Geneva was chosen by a hedge fund managing $3 billion and by the alternative asset group of a major national bank.  Advent currently has many of the largest hedge funds using Geneva, but its functionality is also applicable to small and medium-sized hedge funds that use sophisticated trading strategies.

RECLASSIFICATION OF CERTAIN REVENUES AND EXPENSES

Certain license and development fee and maintenance and other recurring revenue reported in prior comparative periods and in the first quarter of 2003 have been reclassified to professional services and other, to better reflect Advent's  view of the current business.  Additionally, the Company has reclassified certain amounts appearing in cost of revenues and operating expenses.  These reclassifications do not affect net revenues, net income or loss or stockholders’ equity as previously reported.

GUIDANCE

Advent projects third quarter total revenues to be approximately flat with the second quarter and total expenses, excluding amortization of intangibles, to be approximately $37.5 million.  Management will not provide guidance on fall fiscal year 2003 due to continued uncertainty in Advent's market.

ADVENT SECOND QUARTER CONFERENCE CALL

Advent will be hosting its second quarter conference call at 5:00 p.m. Eastern time today, July 24, 2003.  To participate via phone, please dial (973) 582-2734.  If you are unable to listen to the call at this time, a replay will be available through July 31st by calling (973) 341-3080, pass code 4036132.  Today’s conference call will also be web-cast live and archived on www.advent.com on the Investor Relations page through the ‘Presentations’ link.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com) has been providing trusted solutions to the world’s leading financial professionals since 1983. Firms in 55 countries use Advent technology to manage investments totaling more than US $8 trillion.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.

The forward looking statements included in this press release, which reflect management’s best judgment based on factors currently known, involve risks and uncertainties.  These risks and uncertainties include potential fluctuations in results and future growth rates, the successful development and market acceptance of new products and product enhancements, continued uncertainties and fluctuations in the financial markets, challenges assimilating acquired entities, and other risks detailed from time to time in the company’s SEC reports, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Advent Software’s Investor Relations department at 415-645-1243, or Advent’s Investor Relations website at http://www.advent.com/.  Actual results may differ materially.

-FINANCIAL HIGHLIGHTS TO FOLLOW-

ADVENT SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months
	Ended
	March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2003	2002	2003	2002
	Unaudited	Unaudited		Unaudited
Revenues:
License and development fees	$6,742	$6,470	$10,230	$13,212	$31,287
Maintenance and other recurring	21,140	21,154	20,474	42,294	41,007
Professional services and other	5,162	5,134	8,164	10,296	15,771
Net revenues	33,044	32,758	38,868	65,802	88,065

Cost of revenues:
License and development fees	554	703	440	1,257	876
Maintenance and other recurring	7,379	7,662	6,160	15,041	11,494
Professional services and other	3,807	4,740	4,572	8,547	9,155
Total cost of revenues	11,740	13,105	11,172	24,845	21,525

Gross margin	21,304	19,653	27,696	40,957	66,540

Operating expenses:
Sales and marketing	11,455	11,263	14,667	22,718	28,168
Product development	9,367	9,692	10,049	19,059	19,324
General and administrative	5,312	6,602	5,013	11,914	9,801
Amortization of intangibles	3,360	3,402	2,645	6,762	4,512
Restructuring expense	3,489	2,671	—	6,160	—
Total operating expenses	32,983	33,630	32,374	66,613	61,805

Income (loss) from operations	(11,679)	(13,977)	(4,678)	(25,656)	4,735

Interest income and other expense, net	172	(3)	(7,930)	169	(6,269)

Loss before income taxes	(11,507)	(13,980)	(12,608)	(25,487)	(1,534)

Provision for (benefit from) income taxes	(4,027)	(4,384)	(496)	(8,411)	3,269

Net loss	$(7,480)	$(9,596)	$(12,112)	$(17,076)	$(4,803)

Net loss per share data:

Basic:
Net loss per share	$(0.23)	$(0.30)	$(0.35)	$(0.53)	$(0.14)
Shares used in per share calculations	32,390	32,123	34,650	32,266	34,503

Diluted:
Net loss per share	$(0.23)	$(0.30)	$(0.35)	$(0.53)	$(0.14)
Shares used in per share calculations	32,390	32,123	34,650	32,266	34,503

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2003	2002
	Unaudited
ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$153,522	$173,829
Accounts receivable, net	17,202	20,218
Prepaid expenses and other	10,506	11,373
Income taxes receivable	1,639	6,289
Deferred income taxes	4,666	4,714
Total current assets	187,535	216,423
Fixed assets, net	27,374	28,001
Other assets, net	199,126	189,486
Total assets	$414,035	$433,910

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,024	$2,637
Accrued liabilities	18,044	14,704
Deferred revenues	34,247	31,918
Income taxes payable	7,441	5,817
Total current liabilities	62,756	55,076
Long-term liabilities	2,199	5,479
Total liabilities	64,955	60,555

Stockholders' equity:
Common stock	323	329
Additional paid-in capital	293,063	302,649
Retained earnings	50,309	67,385
Cumulative other comprehensive income (loss)	5,385	2,992
Total stockholders' equity	349,080	373,355
Total liabilities and stockholders' equity	$414,035	$433,910